UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 30, 2015
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)(Zip Code)

(484) 583-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2015, Douglas N. Miller, Senior Vice President and Chief Accounting Officer notified Lincoln National Corporation (the "Company" or "LNC") that he has decided to retire from the Company effective as of March 31, 2016.

On October 5, 2015, the Company announced that Christine A. Janofsky, Vice President and Assistant Controller, will succeed Mr. Miller upon his retirement from the Company.  A copy of the press release announcing these changes is attached hereto as Exhibit 99.1.

Ms. Janofsky, 37, joined LNC in 2013 as vice president and assistant controller.  Prior to joining the Company, Ms. Janofsky served as Vice President, at Fidelity & Guaranty Life, from 2012 to 2013.  From 2007 to 2012, Ms. Janofsky was with Nationwide Insurance, serving in a variety of financial roles most recently as Associate Vice President, Enterprise Controller from 2011 to 2012.  Prior to becoming the Enterprise Controller, she was Associate Vice President, Accounting and Finance from 2009 to 2011.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, Dated October 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION
By /s/ Randal J. Freitag
Name: Randal J. Freitag
Title: Executive Vice President and
Chief Financial Officer

Date:  October 5, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, Dated October 5, 2015